May 21, 2001

Mr. Bruce R. Albertson
2182 E. Shadow Mountain Lane
South Ogden, Utah 84403

Dear Bruce:

Iomega Corporation (the "Company") hereby accepts your resignation as the President, Chief Executive Officer and Director
the Company and your resignation from all corporate officer positions and board positions that you hold in any subsidiaries or affiliates of the Company, effective upon your execution and delivery of a copy of this letter to the Company.

         In connection with your resignation, the Company and you agree as follows:

1.       In accordance with your employment agreement dated November 10, 1999, the Company will continue your salary (at the current annual rate of $500,000), target annual incentives ($500,000) and benefits for a period of twelve months ending May 21,
         2002, such payments to be made in substantially twenty-four equal bi-weekly installments.

2.       The company will pay you, no later than June 1, 2001, an addition sum of $50,000.

3.       In addition, the Company will purchase from you 100,000 shares of common stock of the Company at an aggregate purchase price of $366,840 being the aggregate amount that you paid for those shares.  The Company will pay for such shares upon your delivery to the Company of properly endorsed certificates for such shares.

4.       You agree not to disparage, orally or in writing, the Company, it's directors, officers, employees, management, operations, products, designs, or any other aspects of the Company's affairs to any third person or entity.  Iomega agrees that it will instruct its officers and directors to refrain from disparaging you.

5.       In consideration of the payments and other valuable consideration under the terms of this Agreement, you hereby knowingly, voluntarily, and irrevocably agree to fully, unconditionally, completely and forever release the Company, and all of the
         Company's predecessors and successors, and their officers, directors, shareholders, agents, employees and representatives, and all parent, subsidiary and affiliated companies, together with their employees, officers, directors and shareholders (the "Released Parties"), from any and all rights and claims, including, without limitation, demands, causes of action, charges, complaints, promises, grievances, losses, damages, liabilities, debts, or injuries, whether known or unknown, contingent or matured, at law or in equity or in arbitration, which you hold or have ever held against the Company resulting from any act, obligation, or omission occurring on or prior to the date you sign this Agreement
         ("Released Claims"), including, but not limited to, any Released Claims connected with or arising out of your employment, or separation therefrom.  It is expressly agreed and understood that this Agreement is a general release.
         Nothing contained in this Agreement, however, is a waiver of any rights or claims that may arise with respect of the
         Company's agreements and obligations set forth in this letter of agreement.

6.       The Company hereby generally releases and forever discharges you from any and all claims, demands, obligations, losses, causes of action, damages, penalties, costs, expenses, attorney's fees, liabilities, and indemnities, including any duties and obligations which as of the date of this Agreement, the Company has, or claims to have, or may claim to have in the future, arising out of your acts in the course of your employment with the Company.

If you are in agreement with the foregoing, would you please sign a copy of this letter in the space provided below for your signature, whereupon this letter shall constitute a binding agreement between you and the Company with respect to the subject matter hereof.

                                                     Very truly yours,

                                                     IOMEGA CORPORATION

                                                     By:        /s/ David J. Dunn
                                      ------------------------------------------------
                                                                David J. Dunn

     Read and Agreed
     this 21st day of May 2001

        /s/ Bruce R. Albertson
  -------------------------------
        Bruce R. Albertson